Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY ANNOUNCES PRELIMINARY FIRST QUARTER 2022 RESULTS

BOWLING GREEN, KY – April 19, 2022 – While the company is still conducting financial closing procedures for the first quarter, Holley Inc. (NYSE: HLLY) today announced preliminary results for the 13-week period ended April 3, 2022.

Preliminary First Quarter Highlights

•
Preliminary Net Sales of $199 million to $200 million
•
Preliminary Gross Profit of $81 million to $82 million
•
Preliminary Net Income of $16 million to $17 million
•
Preliminary Adjusted EBITDA1 of $45 million to $46 million

1See "Use and Reconciliation of Non-GAAP Financial Measures" below.

The financial information contained in this press release is preliminary and subject to the completion of our ongoing financial reporting processes, which may result in adjustments to this financial information. Holley expects to release the full financial results for the first quarter on Thursday, May 12, 2022. A press release announcing details of the earnings release conference call will be published at a later date.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers the largest portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination with Empower LTD, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination and Holley becoming a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 8) Holley’s estimates of its financial performance; 9) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; and 10) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) filed on March 15, 2022, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

[Use and Reconciliation of Non-GAAP Financial Measures to Follow]

Holley believes EBITDA and Adjusted EBITDA are useful to investors in evaluating the Company’s financial performance. In addition, Holley uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business. Holley believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling the Company to evaluate and plan more effectively for the future.

HOLLEY INC.

USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In millions)

(Unaudited)

Reconciliation of GAAP Financial Measures
	Low Range	High Range
Net Income	$16	$17
Adjustments:
Depreciation	2	2
Amortization of Intangible Assets	4	4
Interest Expense	7	7
Income Tax expense	8	8
EBITDA	$37	$38
Notable items	1	1
Equity-based compensation expense	2	2
Change in fair value of warrant liability	2	2
Change in fair value of earn-out liability	3	3
Adjusted EBITDA	$45	$46